Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

FIRST QUARTER 2019 FINANCIAL RESULTS

Englewood, Colorado, May 9, 2019 - Liberty Media Corporation ("Liberty Media" or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) today reported first quarter 2019 results.  Highlights include(1):

•	Attributed to Liberty SiriusXM Group
o	SiriusXM reported very solid first quarter 2019 results
▪	First quarter revenue increased to $1.7 billion; pro forma revenue (as if Pandora was included in both periods) increased 10% to $1.9 billion
▪	Net income declined 44% to $162 million on acquisition and other related charges of $76 million; diluted EPS of $0.03 reported
▪	Adjusted EBITDA(2) climbed 27% to $567 million, pro forma for the Pandora acquisition
▪	SiriusXM capital returns approached $900 million year-to-date as of April 22nd
▪	SiriusXM completed acquisition of Pandora media; issued combined 2019 guidance
o	Liberty Media’s ownership of SiriusXM stood at 68.6% as of April 22nd
o	From February 1st through April 30th, Liberty repurchased 4.0 million LSXMK shares at an average price per share of $40.33 and total cash consideration of $160 million
•	Attributed to Formula One Group
o	F1 2019 season began in Australia in March, with the 1,000th race celebrated in Shanghai
o	Secured broadcast agreements with MBC (MENA region), Sky Deutschland (Germany), DAZN (Japan) and ELEVEN SPORTS (Poland)
o	Announced new partnerships with CYBER1, Liqui Moly, Puma and Sotheby’s
o	Began third season of New Balance Esports season with expanded racing
•	Attributed to Braves Group
o	2019 season off to successful start at 2nd place in NL East, despite early season injuries
o	Broke ground on second phase of Battery development; expected completion in 2020

“SiriusXM produced another strong quarter and the integration with Pandora is well underway,” said Greg Maffei, Liberty Media President and CEO. “Both Formula 1 and the Braves kicked off their 2019 seasons and broke ground on exciting new developments - Formula 1 on the racetrack in Hanoi and the Braves on the second phase of the Battery Atlanta.”

Unless otherwise noted, the following discussion compares financial information for the three months ended March 31, 2019 to the same period in 2018.

LIBERTY SIRIUSXM GROUP – The following table provides the financial results attributed to Liberty SiriusXM Group for the first quarter of 2019.  In the first quarter, approximately $9 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Liberty SiriusXM Group.

	1Q18	1Q19	% Change
	amounts in millions
Liberty SiriusXM Group
Revenue
SiriusXM	$1,375	$1,744	27%
Total Liberty SiriusXM Group	$1,375	$1,744	27%
Operating Income (Loss)
SiriusXM	407	316	(22)%
Corporate and other	(11)	(9)	18%
Total Liberty SiriusXM Group	$396	$307	(22)%
Adjusted OIBDA
SiriusXM	530	590	11%
Corporate and other	(5)	(2)	60%
Total Liberty SiriusXM Group	$525	$588	12%

SiriusXM’s financial results above include the results of Pandora beginning February 1, 2019, the date Pandora was acquired by SiriusXM. Pro forma results for SiriusXM including Pandora for the full three months ended March 31, 2019, excluding acquisition accounting adjustments, can be found in Liberty Media’s Form 10-Q for the quarter ended March 31, 2019.

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission.  SiriusXM reported its stand-alone first quarter results on April 24,  2019.  For additional detail on SiriusXM’s financial results for the first quarter, please see SiriusXM’s earnings release posted to their Investor Relations website. For presentation purposes on page one of this release, we include the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interest in SiriusXM, which includes its subsidiary Pandora.

FORMULA ONE GROUP – The following table provides the financial results attributed to the Formula One Group for the first quarter of 2019.  In the first quarter, the Formula One Group incurred approximately $9 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

“This quarter we announced multiple deals, securing full broadcast coverage for the 2019 season and adding new sponsors.  The Netflix series ‘Formula 1: Drive to Survive’ was well received by existing and new fans and created excitement for the launch of the 2019 season in March,” said Chase Carey, Formula 1 Chairman and CEO.  “We look forward to our first European race in Barcelona on May 12th.”

	1Q18	1Q19
	amounts in millions
Formula One Group
Revenue
Formula 1	$114	$246
Total Formula One Group	$114	$246
Operating Income (Loss)
Formula 1	$(109)	$(47)
Corporate and other	(9)	(11)
Total Formula One Group	$(118)	$(58)
Adjusted OIBDA
Formula 1	$3	$65
Corporate and other	(4)	(6)
Total Formula One Group	$(1)	$59

The following table provides the operating results of Formula 1 (“F1”).

F1 Operating Results

	1Q18	1Q19	% Change
	amounts in millions
Primary Formula 1 revenue	$85	$198	133%
Other Formula 1 revenue	29	48	66%
Total Formula 1 revenue	$114	$246	116%
Operating expenses (excluding stock-based compensation included below):
Team payments	(45)	(96)	(113)%
Other cost of Formula 1 revenue	(36)	(52)	(44)%
Cost of Formula 1 revenue	$(81)	$(148)	(83)%
Selling, general and administrative expenses	(30)	(33)	(10)%
Adjusted OIBDA	$3	$65	2,067%
Stock-based compensation	(3)	(4)	(33)%
Depreciation and Amortization	(109)	(108)	1%
Operating loss	$(109)	$(47)	57%

Number of races in period	1	2

Primary F1 revenue is comprised of (i) race promotion fees, (ii) broadcasting fees and (iii) advertising and sponsorship fees. Results in the first quarter of 2019 were favorably impacted by the timing of the 2019 race calendar, with two races taking place in the first quarter of 2019 compared to one race in the first quarter of 2018.

Race promotion revenue increased primarily due to the additional race held in the first quarter of 2019. Broadcast revenue increased due to the higher proportionate recognition of season-based income during the quarter (2/21 races took place in the first quarter of 2019 compared to 1/21 in the first quarter of 2018) and contractual rate increases. Advertising and sponsorship revenue increased due to the additional race in the first quarter of 2019 and revenue from new sponsorship agreements entered into beginning in the second half of 2018. Other F1 revenue also increased in the first quarter primarily due to the additional event held, which resulted in increased revenue from the Paddock Club, support events, television production and other technical services.

Operating loss decreased and adjusted OIBDA(2) increased in the first quarter as revenue growth driven by the additional race and underlying contract terms more than offset elevated costs. Cost of F1 revenue increased primarily due to higher team payments driven by the pro rata recognition of such payments across the race season,  as well as increased costs associated with the additional race including technical, travel and logistics,  hospitality and Formula 2 costs. Selling, general and administrative expense increased primarily as a result of higher marketing costs associated with the promotion of the start of the season and F1’s digital and fan engagement initiatives.

F1’s total net debt to covenant OIBDA ratio, as defined in F1’s credit facilities for covenant calculations, was approximately 5.80x as of March 31,  2019, as compared to a maximum allowable leverage ratio of 8.25x. The race calendar variances between 2018 and 2019 resulted in income from 22 races falling in the trailing twelve months measured for F1’s covenant calculations as of March 31, 2019.

The businesses and assets attributed to the Formula One Group consist of Liberty Media’s subsidiary F1, its interest in Live Nation, minority equity investments and an intergroup interest in the Braves Group.  There are approximately 9.1 million notional shares of the Braves Group underlying the Formula One Group’s 15.1% intergroup interest as of April 30, 2019.

BRAVES GROUP - The following table provides the financial results attributed to the Braves Group for the first quarter of 2019.  In the first quarter, approximately $2 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Braves Group.

	1Q18	1Q19
	amounts in millions
Braves Group
Revenue
Corporate and other	$28	$22
Operating Income (Loss)
Corporate and other	$(51)	$(49)
Adjusted OIBDA
Corporate and other	$(35)	$(33)

The following table provides the operating results of Braves Holdings, LLC (“Braves”).

	1Q18	1Q19	% Change
	amounts in millions
Baseball revenue	$20	$14	(30)%
Development revenue	8	8	—%
Total revenue	28	22	(21)%
Operating expenses (excluding stock-based compensation included below):
Other operating expenses	(40)	(28)	30%
Selling, general and administrative expenses	(21)	(25)	(19)%
Adjusted OIBDA	$(33)	$(31)	6%
Stock-based compensation	—	(3)	—%
Depreciation and Amortization	(16)	(13)	19%
Operating loss	$(49)	$(47)	4%

Number of home games in period	3	—

Baseball revenue is comprised of (i) ballpark operations, (ii) local and national broadcast rights and (iii) licensing and other shared MLB revenue streams. Development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

There were no home games in the first quarter of 2019, compared to three home games in the first quarter of 2018. A modest amount of baseball revenue in the first quarter of 2019 was derived from non-game day revenue sources, and development revenue was flat in the first quarter of 2019. Operating loss and adjusted OIBDA improved modestly in the first quarter of 2019.

The Formula One Group holds an approximate 15.1% intergroup interest in the Braves Group as of April 30, 2019. Assuming the issuance of the shares underlying the intergroup interest held by the Formula One Group, the Braves Group outstanding share count as of April 30, 2019 would have been 60 million.

The businesses and assets attributed to the Braves Group consist primarily of Liberty Media’s subsidiary the Braves, which indirectly owns the Atlanta Braves Major League Baseball Club, six minor league baseball clubs and certain assets and liabilities associated with the Braves’ ballpark and mixed-use development project.

Share Repurchases

From February 1, 2019 through April 30, 2019, Liberty Media repurchased approximately 4.0 million Series C Liberty SiriusXM shares (Nasdaq: LSXMK) at an average cost per share of $40.33 for total cash consideration of $160 million.  The total remaining repurchase authorization for Liberty Media is approximately $563  million and can be applied to repurchases of Series A and Series C shares of any of the Liberty Media Corporation tracking stocks.

FOOTNOTES

1)

Liberty Media's President and CEO, Greg Maffei, will discuss these highlights and other matters on Liberty Media's earnings conference call which will begin at 11:00 a.m. (E.D.T.) on May 9, 2019.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For definitions of adjusted OIBDA (as defined by Liberty Media) and adjusted EBITDA (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

NOTES

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended March 31,  2019.

Fair Value of Corporate Public Holdings

(amounts in millions)	12/31/2018	3/31/2019
Liberty SiriusXM Group
iHeart Debt	$444	$456
Total Liberty SiriusXM Group(1)	$444	$456
Formula One Group
Live Nation Investment(2)	$3,430	4,425
Other Public Holdings(3)	228	247
Total Formula One Group	$3,658	$4,672
Braves Group	N/A	N/A
Total Liberty Media	$4,102	$5,128

(1)	SiriusXM’s investment in Pandora excluded from public holdings presented above (prior to SiriusXM’s acquisition of Pandora on February 1, 2019).
(2)

Represents the fair value of the equity investment attributed to Formula One Group.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $743 million and $720 million as of December 31, 2018 and March 31, 2019,  respectively.

(3)	Represents the carrying value of other public holdings which are accounted for at fair value. Excludes Braves Group intergroup interest.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	12/31/2018	3/31/2019
Cash and Cash Equivalents Attributable to:
Liberty SiriusXM Group(1)	$91	$98
Formula One Group(2)	160	372
Braves Group	107	163
Total Liberty Consolidated Cash and Cash Equivalents (GAAP)	$358	$633

Debt:
SiriusXM senior notes(3)	$6,500	$6,500
Pandora convertible senior notes	—	194
2.125% exchangeable senior debentures due 2048(4)	400	400
Margin loans	600	800
Other subsidiary debt(5)	444	582
Total Attributed Liberty SiriusXM Group Debt	$7,944	$8,476
Unamortized discount, fair market value adjustment and deferred loan costs	(86)	(115)
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$7,858	$8,361

1.375% cash convertible notes due 2023(4)	1,000	1,000
1% cash convertible notes due 2023(4)	450	450
2.25% exchangeable senior debentures due 2046(4)	213	212
2.25% exchangeable senior debentures due 2048(4)	385	385
Formula 1 bank loan	2,902	2,902
Other corporate level debt	33	33
Total Attributed Formula One Group Debt	$4,983	$4,982
Fair market value adjustment	56	222
Total Attributed Formula One Group Debt (GAAP)	$5,039	$5,204
Formula 1 leverage(6)	7.3x	5.8x

Atlanta Braves debt	494	480
Total Attributed Braves Group Debt	$494	$480
Deferred loan costs	(3)	(6)
Total Attributed Braves Group Debt (GAAP)	$491	$474

Total Liberty Media Corporation Debt (GAAP)	$13,388	$14,039

(1)	Includes $54 million and $62 million of cash and liquid investments held at SiriusXM as of December 31, 2018 and March 31, 2019, respectively.
(2)	Includes $30 million and $260 million of cash and liquid investments held at Formula 1 as of December 31, 2018 and March 31, 2019, respectively.
(3)	Outstanding principal amount of Senior Notes with no reduction for the net unamortized discount.
(4)	Face amount of the cash convertible notes and exchangeable debentures with no fair market value adjustment.
(5)	Includes SiriusXM revolving credit facility and capital leases as of December 31, 2018 and SiriusXM revolving credit facility as of March 31, 2019.
(6)

Net debt to covenant OIBDA ratio of F1 operating business as defined in F1’s credit facilities for covenant calculations. There were 22 races in the trailing twelve months measured for F1’s covenant calculations as of March 31, 2019.

Total cash and liquid investments attributed to Liberty SiriusXM Group was essentially flat in the first quarter as cash from operations at SiriusXM and net borrowings were offset by return of capital at both Liberty SiriusXM Group and SiriusXM.

Included in the cash and liquid investments balance attributed to Liberty SiriusXM Group at March 31, 2019 is $62 million held at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest, therefore Liberty Media does not have unfettered access to SiriusXM’s cash balances.

Total debt attributed to Liberty SiriusXM Group increased $532 million during the quarter primarily as a result of the consolidation of Pandora’s debt post acquisition, additional borrowing under SiriusXM’s credit facility and additional borrowing under Liberty SiriusXM Group’s margin loan to fund share repurchases.

Total cash and liquid investments attributed to the Formula One Group increased  $212 million during the quarter, primarily as a result of cash from operations at F1 driven by the receipt of advance contract payments for the 2019 season, while the majority of costs, including team payments, are paid in arrears.

Total cash and liquid investments attributed to the Braves Group increased $56 million during the quarter.  Total debt attributed to the Braves Group decreased $14 million during the quarter due to paying down a portion of the team revolver.  The second phase of the Battery Atlanta mixed-use development is expected to cost approximately $200 million, which the Braves and affiliated entities expect to fund through a mix of approximately $55 million in equity and approximately $145 million in net debt.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) President and CEO, Greg Maffei, will discuss Liberty Media's earnings release on a conference call which will begin at 11:00 a.m. (E.D.T.) on May 9, 2019.  The call can be accessed by dialing (800) 458-4121 or (323) 794-2093, passcode 7133106 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, Formula 1’s race calendar and new races, the Battery Atlanta,  the continuation of our stock repurchase plan and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, changes in consumer protection laws and their enforcement, continued access to capital on terms acceptable to Liberty Media, and changes in law and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Courtnee Chun (720) 875-5420

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

March 31, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Intergroup	Consolidated
	Group	Group	Group	Eliminations	Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$98	163	372	—	633
Trade and other receivables, net	592	26	110	—	728
Other current assets	253	34	84	—	371
Total current assets	943	223	566	—	1,732
Intergroup interest in the Braves Group	—	—	252	(252)	—
Investments in debt and equity securities	456	8	323	—	787
Investments in affiliates, accounted for using the equity method	641	97	903	—	1,641

Property and equipment, at cost	2,560	821	181	—	3,562
Accumulated depreciation	(1,174)	(92)	(91)	—	(1,357)
	1,386	729	90	—	2,205

Intangible assets not subject to amortization
Goodwill	15,791	180	3,956	—	19,927
FCC licenses	8,600	—	—	—	8,600
Other	1,262	143	—	—	1,405
	25,653	323	3,956	—	29,932
Intangible assets subject to amortization, net	1,698	37	4,632	—	6,367
Other assets	596	62	645	(57)	1,246
Total assets	$31,373	1,479	11,367	(309)	43,910

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$3	(35)	32	—	—
Accounts payable and accrued liabilities	1,144	39	164	—	1,347
Current portion of debt	—	13	—	—	13
Deferred revenue	1,994	95	410	—	2,499
Other current liabilities	68	11	23	—	102
Total current liabilities	3,209	123	629	—	3,961
Long-term debt	8,361	461	5,204	—	14,026
Deferred income tax liabilities	1,734	73	—	(57)	1,750
Redeemable intergroup interest	—	252	—	(252)	—
Other liabilities	639	200	139	—	978
Total liabilities	13,943	1,109	5,972	(309)	20,715
Equity / Attributed net assets	10,937	378	5,392	—	16,707
Noncontrolling interests in equity of subsidiaries	6,493	(8)	3	—	6,488
Total liabilities and equity	$31,373	1,479	11,367	(309)	43,910

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended March 31, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
SIRIUS XM Holdings revenue	$1,744	—	—	1,744
Formula 1 revenue	—	—	246	246
Other revenue	—	22	—	22
Total revenue	1,744	22	246	2,012
Operating costs and expenses, including stock-based compensation:
Cost of services (exclusive of depreciation shown separately below):
Revenue share and royalties	492	—	—	492
Programming and content(1)	106	—	—	106
Customer service and billing(1)	113	—	—	113
Other(1)	37	—	—	37
Cost of Formula 1 revenue	—	—	148	148
Subscriber acquisition costs	108	—	—	108
Other operating expenses(1)	54	28	—	82
Selling, general and administrative(1)	326	30	46	402
Acquisition and other related costs	76	—	—	76
Depreciation and amortization	125	13	110	248
	1,437	71	304	1,812
Operating income (loss)	307	(49)	(58)	200
Other income (expense):
Interest expense	(102)	(7)	(50)	(159)
Share of earnings (losses) of affiliates, net	(4)	2	(18)	(20)
Realized and unrealized gains (losses) on financial instruments, net	1	(2)	(97)	(98)
Unrealized gains (losses) on intergroup interest	—	(26)	26	—
Other, net	3	—	5	8
	(102)	(33)	(134)	(269)
Earnings (loss) from continuing operations before income taxes	205	(82)	(192)	(69)
Income tax (expense) benefit	(113)	11	44	(58)
Net earnings (loss)	92	(71)	(148)	(127)
Less net earnings (loss) attributable to the noncontrolling interests	31	—	—	31
Net earnings (loss) attributable to Liberty stockholders	$61	(71)	(148)	(158)

(1) Includes stock-based compensation expense as follows:
Programming and content	7	—	—	7
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	9	—	—	9
Selling, general and administrative	37	3	7	47
Stock compensation expense	$55	3	7	65

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended March 31, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
SIRIUS XM Holdings revenue	$1,375	—	—	1,375
Formula 1 revenue	—	—	114	114
Other revenue	—	28	—	28
Total revenue	1,375	28	114	1,517
Operating costs and expenses, including stock-based compensation:
Cost of services (exclusive of depreciation shown separately below):
Revenue share and royalties	310	—	—	310
Programming and content(1)	101	—	—	101
Customer service and billing(1)	94	—	—	94
Other(1)	29	—	—	29
Cost of Formula 1 revenue	—	—	81	81
Subscriber acquisition costs	123	—	—	123
Other operating expenses(1)	31	40	—	71
Selling, general and administrative(1)	202	23	40	265
Depreciation and amortization	89	16	111	216
	979	79	232	1,290
Operating income (loss)	396	(51)	(118)	227
Other income (expense):
Interest expense	(97)	(6)	(47)	(150)
Share of earnings (losses) of affiliates, net	1	3	(12)	(8)
Realized and unrealized gains (losses) on financial instruments, net	58	—	95	153
Unrealized gains (losses) on intergroup interest	—	(5)	5	—
Other, net	5	1	—	6
	(33)	(7)	41	1
Earnings (loss) from continuing operations before income taxes	363	(58)	(77)	228
Income tax (expense) benefit	(81)	6	60	(15)
Net earnings (loss)	282	(52)	(17)	213
Less net earnings (loss) attributable to the noncontrolling interests	82	—	—	82
Net earnings (loss) attributable to Liberty stockholders	$200	(52)	(17)	131

(1) Includes stock-based compensation expense as follows:
Programming and content	8	—	—	8
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	4	—	—	4
Selling, general and administrative	26	—	6	32
Stock compensation expense	$40	—	6	46

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Three months ended March 31, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$92	(71)	(148)	(127)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	125	13	110	248
Stock-based compensation	76	3	7	86
Share of (earnings) loss of affiliates, net	4	(2)	18	20
Unrealized (gains) losses on intergroup interest, net	—	26	(26)	—
Realized and unrealized (gains) losses on financial instruments, net	(1)	2	97	98
Noncash interest expense (benefit)	2	—	—	2
Deferred income tax expense (benefit)	109	2	(57)	54
Intergroup tax allocation	1	(14)	13	—
Other charges (credits), net	1	1	1	3
Changes in operating assets and liabilities
Current and other assets	(8)	23	(34)	(19)
Payables and other liabilities	(19)	60	243	284
Net cash provided (used) by operating activities	382	43	224	649
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(4)	(5)	(2)	(11)
Cash proceeds from sale of investments	72	—	—	72
Cash received from Pandora acquisition	313	—	—	313
Capital expended for property and equipment	(90)	(15)	(8)	(113)
Other investing activities, net	(3)	(4)	—	(7)
Net cash provided (used) by investing activities	288	(24)	(10)	254
Cash flows from financing activities:
Borrowings of debt	913	—	—	913
Repayments of debt	(725)	(14)	(2)	(741)
Series C Liberty SiriusXM stock repurchases	(222)	—	—	(222)
Subsidiary shares repurchased by subsidiary	(576)	—	—	(576)
Cash dividends paid by subsidiary	(19)	—	—	(19)
Taxes paid in lieu of shares issued for stock-based compensation	(36)	—	(4)	(40)
Other financing activities, net	2	(5)	3	—
Net cash provided (used) by financing activities	(663)	(19)	(3)	(685)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	—	1	1
Net increase (decrease) in cash, cash equivalents and restricted cash	7	—	212	219
Cash, cash equivalents and restricted cash at beginning of period	102	190	160	452
Cash, cash equivalents and restricted cash at end of period	$109	190	372	671

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Three months ended March 31, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$282	(52)	(17)	213
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	89	16	111	216
Stock-based compensation	40	—	6	46
Share of (earnings) loss of affiliates, net	(1)	(3)	12	8
Unrealized (gains) losses on intergroup interest, net	—	5	(5)	—
Realized and unrealized (gains) losses on financial instruments, net	(58)	—	(95)	(153)
Noncash interest expense (benefit)	(1)	1	—	—
Deferred income tax expense (benefit)	73	(2)	(51)	20
Intergroup tax allocation	—	(4)	4	—
Other charges (credits), net	—	11	6	17
Changes in operating assets and liabilities
Current and other assets	(12)	(17)	(68)	(97)
Payables and other liabilities	(19)	97	276	354
Net cash provided (used) by operating activities	393	52	179	624
Cash flows from investing activities:
Investments in equity affiliates and debt and equity securities	(389)	—	(4)	(393)
Cash proceeds from the sale of investments	—	—	9	9
Capital expended for property and equipment	(82)	(6)	(1)	(89)
Other investing activities, net	—	37	12	49
Net cash provided (used) by investing activities	(471)	31	16	(424)
Cash flows from financing activities:
Borrowings of debt	1,021	7	289	1,317
Repayments of debt	(569)	(89)	(496)	(1,154)
Series C Liberty SirisuXM stock repurchases	(31)	—	—	(31)
Subsidiary shares repurchased by subsidiary	(309)	—	—	(309)
Cash dividends paid by subsidiary	(15)	—	—	(15)
Taxes paid in lieu of shares issued for stock-based compensation	(27)	—	(1)	(28)
Other financing activities, net	51	—	(1)	50
Net cash provided (used) by financing activities	121	(82)	(209)	(170)
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	—	—	2	2
Net increase (decrease) in cash, cash equivalents and restricted cash	43	1	(12)	32
Cash, cash equivalents and restricted cash at beginning of period	625	140	282	1,047
Cash, cash equivalents and restricted cash at end of period	$668	141	270	1,079

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for the Liberty SiriusXM Group, the Braves Group and the Formula One Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and separately reported legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended March 31, 2018 and March 31, 2019, respectively.

QUARTERLY SUMMARY

(amounts in millions)	1Q18	1Q19
Liberty SiriusXM Group
Revenue	$1,375	$1,744

Adjusted OIBDA	525	588
Depreciation and amortization	(89)	(125)
Legal settlement(1)	—	(25)
Acquisition and other related costs	—	(76)
Stock compensation expense	(40)	(55)
Operating Income	$396	$307

Formula One Group
Revenue	$114	$246

Adjusted OIBDA	(1)	59
Depreciation and amortization	(111)	(110)
Stock compensation expense	(6)	(7)
Operating Loss	$(118)	$(58)

Braves Group
Revenue	$28	$22

Adjusted OIBDA	(35)	(33)
Depreciation and amortization	(16)	(13)
Stock compensation expense	—	(3)
Operating Loss	$(51)	$(49)

Liberty Media Corporation (Consolidated)
Revenue	$1,517	$2,012

Adjusted OIBDA	489	614
Depreciation and amortization	(216)	(248)
Legal settlement(1)	—	(25)
Acquisition and other related costs	—	(76)
Stock compensation expense	(46)	(65)
Operating Income	$227	$200

(1)

During the first quarter of 2019, SiriusXM recorded a one-time expense of $25 million related to a legal settlement reserve for Do-Not-Call litigation. This charge is included in SiriusXM’s selling, general and administrative expense, but has been excluded from Adjusted OIBDA for the corresponding period as this charge does not relate to the ongoing performance of the business.

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA of SiriusXM, which are non-GAAP financial measures used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as net income before interest expense, income tax expense and depreciation and amortization.  SiriusXM adjusts EBITDA to exclude the impact of other income as well as certain other charges discussed below.  Adjusted EBITDA is a Non-GAAP financial measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the XM Merger and the Pandora acquisition, (ii) predecessor net income adjusted for certain expenses, including depreciation and amortization, other income (loss), and share-based payment expense for January 2019 and the three months ended March 31, 2018, (iii) share-based payment expense and (iv) other significant operating expense (income) that do not relate to the on-going performance of its business.  SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of its operating performance, which provides useful information about its business apart from the costs associated with its capital structure and purchase price accounting.  SiriusXM believes investors find this Non-GAAP financial measure useful when analyzing past operating performance with current performance and comparing operating performance to the performance of other communications, entertainment and media companies.  SiriusXM believes investors use adjusted EBITDA to estimate current enterprise value and to make investment decisions.  As a result of large capital investments in SiriusXM’s satellite radio system, its results of operations reflect significant charges for depreciation expense.  SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of its business.  SiriusXM also believes the exclusion of the legal settlements and reserves, acquisition related costs, loss on extinguishment of debt and loss on disposal of assets, to the extent they occur during the period, is useful as they are significant expenses not incurred as part of normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the XM Merger and the Pandora acquisition.  SiriusXM endeavors to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure.  Investors that wish to compare and evaluate operating results after giving effect for these costs, should refer to net income as disclosed in SiriusXM’s unaudited consolidated statements of comprehensive income.  Since adjusted EBITDA is a Non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended
	March 31,
	2018	2019
($ in millions)
Net income:	$289	$162
Add back items excluded from Adjusted EBITDA:
Legal settlements and reserves	—	25
Acquisition and other related costs(1)	—	76
Share-based payment expense	34	49
Depreciation and amortization	72	107
Interest expense	90	90
Loss on extinguishment of debt	—	1
Other (income) expense	(36)	(1)
Income tax expense	80	81
Purchase price accounting adjustments:
Revenues	3	2
Operating expenses	—	(1)
Pro forma adjustment(2)	(85)	(24)
Adjusted EBITDA	$447	$567

(1)	Acquisition and other related costs include $21 million of share-based compensation expense.
(2)

Pro forma adjustment for the three months ended March 31, 2019 includes Pandora's January 2019 net income of $(44) million plus depreciation and amortization of $6 million, share-based payment expense of $11 million, acquisition and other related costs of $1 million, and interest expense of $2 million offset by other income of $1 million, plus purchase price accounting impacts of $1 million.   Pro forma adjustment for three months ended March 31, 2018 includes Pandora's net income for the three months ended March 31, 2018 of $(132) million plus depreciation and amortization of $14 million,  share-based payment expense of $26 million, loss on extinguishment of debt of $2 million, and interest expense of $7 million offset by other income of $2 million.